                                                                    EXHIBIT 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                      CHIEF FINANCIAL OFFICER PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Lawyer Media Holdings, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), William L. Pollak, as Chief Executive Officer of the Company, and Stephen C. Jacobs, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

         (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/S/ WILLIAM L. POLLAK
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William L. Pollak
CHIEF EXECUTIVE OFFICER
August 12, 2003

/S/ STEPHEN C. JACOBS
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Stephen C. Jacobs
CHIEF FINANCIAL OFFICER
August 12, 2003